                                                    CONFORMED COPY WITH EXHIBITS


                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549

                                  ----------------

                                      Form 8-K

                                   CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  December 12, 1996


                              Quaker State Corporation
       ---------------------------------------------------------------------
               (Exact name of registrant as specified in its charter)



   Delaware                          1-2677                        25-074820
---------------               -------------------------     -------------------
(State or other               (Commission File Number)        (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)



     225 East John Carpenter Freeway
              Irving, Texas                               75062
     -------------------------------                 ---------------
(Address of principal executive offices)               (Zip Code)

                                   (972) 868-0400
                ----------------------------------------------------
                (Registrant's telephone number, including area code)

Item 5.       Other Events.

       Attached as Exhibit 99.1 is a copy of a Quaker State Corporation (the "Company") press release dated December 19, 1996, which reports an anticipated dilution in the Company's 1996 earnings per share of $.08 resulting from the acquisition of Blue Coral, Inc. ("Blue Coral"). When the Company originally announced the acquistion, the Company stated that it expected the acquisition to dilute 1996 earnings by $.03 to $.05 per share.

       On December 17, 1996, The Valley Camp Coal Company, a wholly owned subsidiary of the Company, entered into an Agreement with Arch Coal Sales Company, Inc. ("Arch"), a subsidiary of Arch Mineral Corporation, to accept early payment of a receivable at a discounted amount of $24.7 million. This transaction results in a gain over the book value of the receivable of approximately $5.3 million or $.09 per share.

       Attached as Exhibit 99.2 is a copy of a press release dated December 19, 1996, which announces a reorganization of the Company's operating business units, several executive changes and the following transaction:

       The Company and Sheldon G. Adelman ("Adelman") initialed an Outline of Terms on November 20, 1996, providing, among other things, for the Company to purchase 1,550,934 shares of the Company's Capital Stock ("Shares") from Adelman and an affiliate of Adelman for $16.00 per share, subject to the execution of a definitive agreement. On December 12, 1996, a definitive Purchase Agreement (the "Agreement") was entered into among the Company, Blue Coral, Adelman, Joel Adelman and the GST- Exempt Trust FBO Wendy Adelman, dated February 17, 1992, Robert G. Markey and Michael G. Turk, Trustees (the "Trust"), pursuant to which among other things: (i) the Company purchased 1,550,934 Shares from Adelman and the Trust at a purchase price of $16.00 per share and in exchange for a lump sum payment the Company and Adelman agreed to terminate all of Adelman's options to acquire Shares, (ii) the Company and the former Blue Coral stockholders agreed to reduce the maximum amount of certain indemnification obligations under the Agreement and Plan of Merger, dated June 7, 1996, among the Company, Blue Coral and the former Blue Coral stockholders from $15,000,000 to $5,000,000; therefore, 680,272 Shares were released from an indemnification escrow account and delivered to the former Blue Coral stockholders and (iii) Adelman and Joel Adelman resigned all positions with the Company and its subsidiaries. Adelman will, however, serve as a consultant to the Company until June 28, 2001. The closing under the Agreement occurred on December 18, 1996.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

              (c)    Exhibits

                     The following Exhibits are filed as a part of this current report:

Exhibit No.                     Document
-----------          --------------------------------------------------

   99.1 Press Release titled "Quaker State Corporation Reports on 1996 Business Performance", dated December 19, 1996.

   99.2              Press Release titled "Quaker State Announces
                     Organizational Changes", dated December 19, 1996.

   99.3 Purchase Agreement dated December 12, 1996, among the Company, Blue Coral, Adelman, Joel Adelman and the Trust, with exhibits.

                                 SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                  QUAKER STATE CORPORATION
                                         (Registrant)



                                  By  /s/ Paul E. Konney
                                     ------------------------------------------
                                        Paul E. Konney, Senior Vice President
                                       General Counsel and Secretary



Date: December 20, 1996





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                                  Exhibit Index

      The Exhibit listed below is filed with this current report on Form 8-K.

Exhibit No.                         Document
-------------        -----------------------------------------------------------
   99.1              Press Release titled "Quaker State Corporation Reports on
                     1996 Business Performance", dated December 19, 1996.

   99.2              Press Release titled "Quaker State Announces
                     Organizational Changes", dated December 19, 1996.

   99.3 Purchase Agreement dated December 12, 1996, among the Company, Blue Coral, Adelman, Joel Adelman and the Trust, with exhibits.





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